UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 24, 2013

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.

Thomas A. Rose, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hidalgo Separation

On July 24, 2013, WPCS International Incorporated (the “Company”) entered into a separation agreement (the “Separation Agreement”) with Andrew Hidalgo (“Hidalgo”), the Company’s President, Chief Executive Officer and a member of the board of directors. Pursuant to the Separation Agreement, Hidalgo will resign effective at the close of business on July 30, 2013 (the “Termination Date”), as the President, Chief Executive Officer and a member of the board of directors of the Company and from all officer and director positions with all of the Company’s subsidiaries.

Pursuant to the Separation Agreement, Hidalgo intends to submit an offer to the Company to acquire the Company’s subsidiaries located in Trenton, New Jersey and Australia (the “Proposed Acquisitions”). Between the Termination Date and the earlier of (1) October 1, 2013 or (2) the date of closing of the Proposed Acquisitions by Hidalgo (the “Severance Period”), the Company shall continue to pay Hidalgo his current base salary of $325,000 per year through the Company’s normal payroll process. At the end of the Severance Period, Hidalgo shall be entitled to receive a severance payment equal to Hidalgo’s salary from the Termination Date through the end of the term of his employment agreement (January 31, 2018) minus any payments made to Hidalgo during the Severance Period (the “Severance Payment”).

Hidalgo shall be entitled to apply the Severance Payment towards the purchase price of the Proposed Acquisitions, if successful. In the event that the Proposed Acquisitions are not completed by October 1, 2013, the Company and Hidalgo shall negotiate the payment terms of the Severance Payment.

Giordano Appointment

Effective August 1, 2013, Sebastian Giordano (“Giordano”), a member of the Company’s board of directors, has been appointed as the Company’s Interim Chief Executive Officer.

Effective August 1, 2013, the Company entered into a letter agreement (the “Giordano Agreement”) with Giordano to serve as Interim Chief Executive Officer on a part-time basis until a permanent chief executive officer is appointed. The Giordano Agreement can be terminated by either party upon 30 days prior notice. Pursuant to the Giordano Agreement, Giordano shall receive a monthly consulting fee of $10,833. In addition, upon the Company approving a new stock incentive plan, Giordano shall receive a grant of 30,000 shares of the Company’s common stock and Giordano shall be entitled to receive a discretionary bonus upon successful achievement of a merger or acquisition of the Company by another entity. The Company will also reimburse Giordano for all reasonable expenses in connection with his services to the Company. A copy of the letter agreement between Giordano and the Company is filed as Exhibit 10.02 to this Current Report on Form 8-K. In addition, Giordano will execute an indemnification agreement, a copy of which is filed as Exhibit 10.03 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On July 24, 2013, the Company issued a press release relating to the Separation Agreement with Hidalgo and the appointment of Giordano as the Company’s Interim Chief Executive Officer, as discussed in Items 1.01 and 5.02 above. A copy of the press release that discusses these matters is filed as Exhibit 99.01 to, and incorporated by reference in, this report.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.01, is furnished pursuant to, and shall not be deemed to be "filed" for the purposes of, Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information contained in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.  By filing this Current Report on Form 8-K and furnishing the information contained in this Item 7.01, including Exhibit 99.01, the Company makes no admission as to the materiality of any such information that it is furnishing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Separation Agreement, dated July 24, 2013, by and between WPCS International Incorporated and Andrew Hidalgo.
10.02	Form of Letter Agreement, by and between WPCS International Incorporated and Sebastian Giordano.
10.03	Form of Indemnification Agreement, by and between WPCS International Incorporated and Sebastian Giordano.
99.01	Press Release, issued by WPCS International Incorporated on July 24, 2013.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: July 24, 2013	By:	/s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer